                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 5.1

                             BASS, BERRY & SIMS PLC

    KNOXVILLE OFFICE               A PROFESSIONAL LIMITED LIABILITY COMPANY           DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700           ATTORNEYS AT LAW                           AMSOUTH CENTER
   KNOXVILLE, TN 37902                                                           315 DEADERICK STREET, SUITE 2700
     (865) 521-6200                               REPLY TO:                         NASHVILLE, TN 37238-3001
                                               AMSOUTH CENTER                            (615) 742-6200
      MEMPHIS OFFICE                315 DEADERICK STREET, SUITE 2700
THE TOWER AT PEABODY PLACE                NASHVILLE, TN 37238-3001                      MUSIC ROW OFFICE:
 100 PEABODY PLACE, SUITE 950                  (615) 742-6200                          29 MUSIC SQUARE EAST
   MEMPHIS, TN 38103-2625                                                             NASHVILLE, TN 37203-4322
     (901) 543-5900                         www.bassberry.com                            (615) 255-6161

                                  May 24, 2006

Mountain National Bancshares, Inc.
300 East Main Street
Sevierville, Tennessee 37862

      Re.: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's Stock Option Plan (the "Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 350,000 shares (the "Shares") of common stock, $1.00 par value, issuable pursuant to the Plan.

      In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Bass, Berry & Sims PLC